CUSIP No. 36268Q103	Page 1 of 2 Pages

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of March 21, 2013, that only one statement containing the information required by Schedule 13D, and each amendment thereto, needs be filed with respect to the ownership by each of the undersigned of shares of common stock of GAIAM, Inc., a Colorado corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

MILL ROAD CAPITAL, L.P.

By:	Mill Road Capital GP LLC,
its General Partner

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director and
Chairman

MILL ROAD CAPITAL GP LLC

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director and
Chairman

CUSIP No. 36268Q103	Page 2 of 2 Pages

MILL ROAD CAPITAL II, L.P.

By:	Mill Road Capital II GP LLC,
its General Partner

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director and
Chairman

MILL ROAD CAPITAL II GP LLC

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director and
Chairman

THOMAS E. LYNCH

/s/ Thomas E. Lynch

SCOTT P. SCHARFMAN

/s/ Scott P. Scharfman